Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Katie Strohacker, Director, Investor Relations
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2014 First Quarter Results

Normalized FFO Per Share of $0.75

Comparable Property RevPAR Growth of 11.6% for Hotels Not Under Renovation

Adjusted EBITDA Increases 12.7%

Newton, MA (May 6, 2014).  Hospitality Properties Trust (NYSE: HPT) today announced its financial results for the quarter ended March 31, 2014.

	First Quarter
	2014	2013
	($s in thousands, except per share data)
Net income available for common shareholders	$32,384	$19,409
Net income available for common shareholders per share	$0.22	$0.15
Normalized FFO(1)	$112,671	$93,202
Normalized FFO per share	$0.75	$0.74
Adjusted EBITDA(1)	$154,951	$137,477
Adjusted EBITDA growth	12.7%	—

Hotel Portfolio Performance
Comparable RevPAR	$77.85	$70.69
Comparable RevPAR growth	10.1%	—
Comparable RevPAR (excluding hotels under renovation)	$78.85	$70.68
Comparable RevPAR growth (excluding hotels under renovation)	11.6%	—
Coverage of HPT’s minimum returns and rents (all hotels)	0.74x	0.70x

(1)         Reconciliations of net income available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, Normalized FFO, earnings before interest, taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA appear later in this press release.

John Murray, President and Chief Operating Officer of Hospitality Properties Trust, stated, “In the first quarter of 2014, we continued to see significant progress on our strategic initiatives that include transforming HPT’s full service, select service and extended stay hotel portfolio through an extensive capital program and asset management focus.  The success of these programs is evidenced by our first quarter 2014 results which demonstrate strong growth in RevPAR and cash flows available to pay HPT’s minimum returns and rents.  Our hotel portfolio produced outsized RevPAR returns relative to the industry. Additionally, the steps we took this quarter to increase our liquidity position, which included amending our $1.15 billion unsecured term loan and revolving credit agreements as well as a senior note offering to

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

refinance our most expensive debt, give us the capital and flexibility we need to complete remaining renovations and continue to selectively add to our portfolio.”

First Quarter Results and Recent Activities:

•            Net Income Available for Common Shareholders: Net income available for common shareholders for the quarter ended March 31, 2014 was $32.4 million, or $0.22 per share, compared to $19.4 million, or $0.15 per share, for the quarter ended March 31, 2013.

•            Normalized FFO: Normalized FFO for the quarter ended March 31, 2014 were $112.7 million, or $0.75 per share, compared to Normalized FFO for the quarter ended March 31, 2013 of $93.2 million, or $0.74 per share.  The 21.0% increase in Normalized FFO is due primarily to increases in annual minimum returns and rents that resulted from HPT’s funding of improvements to its hotels and travel centers and the impact of HPT’s 2013 hotel acquisitions.  On a per share basis, the percentage increase in Normalized FFO for the quarter ended March 31, 2014 was impacted by the increase in HPT’s weighted average number of shares outstanding.

•            Adjusted EBITDA: Adjusted EBITDA for the quarter ended March 31, 2014 compared to the same period in 2013 increased 12.7% to $155.0 million.

•            Comparable Hotel RevPAR:  For the quarter ended March 31, 2014 compared to the same period in 2013 for HPT’s 289 hotels that it owned continuously since January 1, 2013, or comparable hotels: average daily rate, or ADR, increased 3.3% to $110.11; occupancy increased 4.4 percentage points to 70.7%; and revenue per available room, or RevPAR, increased 10.1% to $77.85.

•            Comparable RevPAR for Hotels Not Under Renovation: During the quarter ended March 31, 2014, HPT had 18 comparable hotels under renovation for all or part of the quarter.  For the quarter ended March 31, 2014 compared to the same period in 2013 for HPT’s 271 comparable hotels not under renovation: ADR increased 3.0% to $109.82; occupancy increased 5.5 percentage points to 71.8%; and RevPAR increased 11.6% to $78.85.

•            Hotel Coverage of Minimum Returns and Rents: For the three months ended March 31, 2014, the aggregate coverage ratio of (x) total property level revenues minus FF&E reserve escrows, if any, and all property level expenses which are not subordinated to minimum returns and minimum rent payments to HPT to (y) HPT’s minimum returns and rents due from hotels was 0.74x. As of March 31, 2014, approximately 70% of HPT’s aggregate annual minimum returns and rents from its hotels were secured by guarantees and security deposits from HPT’s managers and tenants pursuant to the terms of its hotel operating agreements.

•             Dividend Increase: On April 8, 2014, HPT announced that it had raised its regular quarterly common share distribution by $0.01 to $0.49 per common share ($1.96 per share per year).

•             Investment and Disposition Activity: In February 2014, HPT terminated a previously disclosed agreement to acquire a hotel located in Orlando, FL which had a contract purchase price of $21.0 million.  HPT terminated this agreement based upon its diligence findings.

In March 2014, HPT entered an agreement to acquire a 240 room full service hotel located in Ft. Lauderdale, FL for $65.0 million, excluding closing costs.  HPT plans to convert this hotel to a

“Sonesta” brand hotel and add it to its management contract with Sonesta International Hotels Corporation, or Sonesta.

In April 2014, HPT sold its Sonesta ES Suites branded hotel in Myrtle Beach, SC for $4.5 million, excluding closing costs.

•            Capital Markets: In January 2014, HPT entered into an amended and restated credit agreement for $1.15 billion, which included its existing $750.0 million unsecured revolving credit facility and existing $400.0 million unsecured term loan.

•            Under the amendment, the maturity date of HPT’s $750.0 million unsecured revolving credit facility was extended from September 7, 2015 to July 15, 2018. The interest rate paid on borrowings under the revolving credit facility agreement was reduced from LIBOR plus a premium of 130 basis points to LIBOR plus a premium of 110 basis points, and the facility fee was reduced from 30 basis points to 20 basis points per annum on the total amount of lending commitments. Both the interest rate premium and facility fee are subject to adjustment based upon changes to HPT’s credit ratings.  Subject to meeting certain conditions and payment of a fee, HPT may extend the maturity date to July 15, 2019.

•            Under the amendment, the maturity date of HPT’s $400.0 million unsecured term loan was extended from March 13, 2017 to April 15, 2019.  The interest paid on borrowings under the term loan was reduced from LIBOR plus 145 basis points to LIBOR plus 120 basis points. The interest rate premium is subject to adjustments based on changes to HPT’s credit ratings. HPT may prepay the term loan without penalty at any time.

In February 2014, HPT redeemed at par plus accrued interest all $300.0 million of its 7.875% Senior Notes due 2014.

In March 2014, HPT issued $350.0 million of 4.65% unsecured senior notes due in 2024 in a public offering. Net proceeds from this offering ($346.0 million after underwriting and other offering expenses) were used to repay amounts outstanding under its revolving credit facility including amounts drawn to fund the redemption of HPT’s 7.875% Senior Notes described above.

Tenants and Managers: As of March 31, 2014, HPT had nine operating agreements with seven hotel operating companies for 291 hotels with 43,977 rooms, which represent 67% of HPT’s total annual minimum returns and rents.

•            Marriott Agreements: During the three months ended March 31, 2014, 122 hotels owned by HPT were operated by subsidiaries of Marriott International, Inc. (NASDAQ: MAR), or Marriott, under three contracts. Marriott contract No. 1 includes 53 hotels and provides for annual minimum return payments to HPT of up to $67.6 million (approximately $16.9 million per quarter). Because there is no guarantee or security deposit for this contract, the minimum returns HPT receives under this contract are limited to available hotel cash flow after payment of operating expenses.  During the three months ended March 31, 2014, HPT realized returns under its Marriott contract No. 1 of $15.0 million. Marriott contract No. 234 includes 68 hotels and requires annual minimum returns to HPT of $105.8 million (approximately $26.5 million per quarter). During the three months ended March 31, 2014, HPT realized returns under its Marriott contract No. 234 of $23.8 million. During the three months ended March 31, 2014, Marriott provided $2.5 million of guaranty payments to HPT.  At

March 31, 2014, there was $28.1 million remaining under Marriott’s guaranty for the Marriott contract No. 234 to cover future payment shortfalls for up to 90% of the minimum returns due to HPT. Marriott contract No. 5 includes one resort hotel in Kauai, HI which is leased to Marriott on a full recourse basis. The contractual rent due HPT for this hotel for the three months ended March 31, 2014 of $2.5 million was paid to HPT.

•            InterContinental Agreement: During the three months ended March 31, 2014, HPT realized returns of $34.9 million under its management contract with subsidiaries of InterContinental Hotels Group, plc (LON: IHG; NYSE: IHG (ADRs)), or InterContinental, which includes 91 hotels and requires annual minimum returns to HPT of $139.5 million (approximately $34.9 million per quarter). HPT applied $2.4 million of the available security deposit during the quarter to cover payment shortfalls during the three months ended March 31, 2014.  During the three months ended March 31, 2014, InterContinental provided $4.3 million of additional security deposits in order to maintain the minimum security deposit balance required under the agreement.  At March 31, 2014, the available security deposit which HPT held to cover future payment shortfalls was $29.6 million.

•            Other Hotel Agreements: As of March 31, 2014, HPT’s remaining 78 hotels are operated under five contracts: one management agreement with Sonesta (22 hotels) requiring annual minimum returns of $60.1 million (approximately $15.0 million per quarter); one management contract with a subsidiary of Wyndham Worldwide Corporation (NYSE: WYN), or Wyndham (22 hotels), requiring annual minimum returns of $26.6 million per year (approximately $6.7 million per quarter); one management contract with a subsidiary of Hyatt Hotels Corporation (NYSE: H), or Hyatt (22 hotels), requiring annual minimum returns of $22.0 million (approximately $5.5 million per quarter); one management contract with a subsidiary of Carlson Hotels Worldwide, or Carlson (11 hotels), requiring annual minimum returns of $12.9 million (approximately $3.2 million per quarter); and one lease with a subsidiary of Morgans Hotel Group Co. (NASDAQ: MHGC) (1 hotel) requiring annual minimum rent of $6.0 million (approximately $1.5 million per quarter). Minimum returns and rents due HPT are partially guaranteed under the Wyndham, Hyatt and Carlson contracts. There is no guarantee or security deposit for the Sonesta contract and the minimum returns HPT receives under this contract are limited to available hotel cash flow after payment of operating expenses.  The payments due to HPT under these contracts for the three months ended March 31, 2014 were paid to HPT.

•            Travel Center Agreements: As of March 31, 2014, HPT had two leases with TravelCenters of America LLC (NYSE: TA), or TA, for 185 travel centers located along the U.S. Interstate Highway system which represent 33% of HPT’s total annual minimum returns and rents. As of March 31, 2014, all payments due to HPT from TA under these leases were current. Coverage data for the three months ended March 31, 2014 for TA is currently unavailable.

Conference Call:

On Tuesday, May 6, 2014, at 1:00 p.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter ended March 31, 2014.   The conference call telephone number is (800) 230-1074.  Participants calling from outside the United States and Canada should dial (612) 234-9960.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available beginning on Tuesday, May 6, 2014 and will run through Tuesday, May 13, 2014.  To hear the replay, dial (320) 365-3844.  The replay pass code is 325140.

A live audio webcast of the conference call will also be available in a listen only mode on HPT’s website, which is located at www.hptreit.com. Participants wanting to access the webcast should visit HPT’s website about five minutes before the call. The archived webcast will be available for replay on HPT’s website for about one week after the call. The transcription, recording and retransmission in any way of HPT’s first quarter conference call is strictly prohibited without the prior written consent of HPT.

Supplemental Data:

A copy of HPT’s First Quarter 2014 Supplemental Operating and Financial Data is available for download at HPT’s website, www.hptreit.com.  HPT’s website is not incorporated as part of this press release.

HPT is a real estate investment trust, or REIT, which owns or leases hotels and travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, MA.

Please see the following pages for a more detailed statement of HPT’s operating results and financial condition and for an explanation of HPT’s calculation of FFO, Normalized FFO, EBITDA and Adjusted EBITDA.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT $28.1 MILLION REMAINED, AS OF MARCH 31, 2014, TO PARTIALLY FUND MINIMUM PAYMENT SHORTFALLS UNDER THE TERMS OF A LIMITED GUARANTY PROVIDED BY MARRIOTT. THIS STATEMENT MAY IMPLY THAT MARRIOTT WILL FULFILL ITS OBLIGATION UNDER THIS GUARANTY OR THAT FUTURE SHORTFALLS WILL NOT EXHAUST THE GUARANTY. HOWEVER, THIS GUARANTY EXPIRES ON DECEMBER 31, 2019, AND HPT CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT’S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF HPT’S HOTELS TO WHICH THE MARRIOTT LIMITED GUARANTY APPLIES.

•                  THIS PRESS RELEASE INDICATES THAT HPT IS HOLDING A SECURITY DEPOSIT TO COVER THE SHORTFALL IN MINIMUM PAYMENTS REQUIRED UNDER ITS INTERCONTINENTAL AGREEMENT, AND THAT THE REMAINING AVAILABLE SECURITY DEPOSIT TO COVER FUTURE PAYMENT SHORTFALLS WAS $29.6 MILLION AS OF MARCH 31, 2014. THERE CAN BE NO ASSURANCE REGARDING THE AMOUNT OF PAYMENTS HPT MAY RECEIVE IN THE FUTURE UNDER THIS AGREEMENT, AND FUTURE SHORTFALLS MAY EXCEED THE AMOUNT OF THE SECURITY DEPOSIT HPT HOLDS. MOREOVER, THE SECURITY DEPOSIT IS NOT ESCROWED OR OTHERWISE

SEGREGATED FROM HPT’S OTHER ASSETS AND LIABILITIES; ACCORDINGLY, IF HPT APPLIES THIS SECURITY DEPOSIT TO COVER MINIMUM PAYMENTS DUE, HPT WILL RECORD INCOME BUT IT WILL NOT RECEIVE ANY ADDITIONAL CASH.

•                  THIS PRESS RELEASE STATES THAT AS OF MARCH 31, 2014, APPROXIMATELY 70% OF HPT’S AGGREGATE ANNUAL MINIMUM RETURNS AND RENTS FOR ITS HOTELS WERE SECURED BY GUARANTEES AND SECURITY DEPOSITS FROM HPT’S MANAGERS AND TENANTS. THIS MAY IMPLY THAT THESE MINIMUM RETURNS AND RENTS WILL BE PAID. IN FACT, THESE GUARANTEES AND SECURITY DEPOSITS ARE LIMITED IN AMOUNT AND DURATION AND THE GUARANTEES ARE SUBJECT TO THE GUARANTORS’ ABILITY AND WILLINGNESS TO PAY. FURTHER, THE SECURITY DEPOSITS ARE NOT SEGREGATED FROM HPT’S OTHER ASSETS AND THE APPLICATION OF SECURITY DEPOSITS TO COVER SHORTFALLS WILL RESULT IN HPT RECORDING INCOME, BUT WILL NOT RESULT IN HPT RECEIVING ADDITIONAL CASH.

•                  THIS PRESS RELEASE STATES THAT HPT ENTERED AN AGREEMENT TO ACQUIRE A HOTEL FOR $65.0 MILLION. THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS. THESE TERMS AND CONDITIONS MAY NOT BE MET. AS A RESULT, THIS TRANSACTION MAY BE DELAYED OR MAY NOT OCCUR OR ITS TERMS MAY CHANGE.

•                  THIS PRESS RELEASE STATES THAT HPT MAY EXTEND THE MATURITY DATE OF ITS REVOLVING CREDIT FACILITY SUBJECT TO MEETING CERTAIN CONDITIONS AND PAYMENT OF A FEE. HPT CAN PROVIDE NO ASSURANCE THAT THE APPLICABLE CONDITIONS WILL BE MET.

•                  ACTUAL COSTS UNDER HPT’S REVOLVING CREDIT FACILITY AND TERM LOAN AGREEMENT WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THIS AGREEMENT.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON HPT’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(end)

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Hotel operating revenues (1)	$329,936	$291,651
Rental income (1)	63,386	62,212
FF&E reserve income (2)	928	603
Total revenues	394,250	354,466

Expenses:
Hotel operating expenses (1)	230,617	206,649
Depreciation and amortization	78,287	72,280
General and administrative	11,465	12,144
Acquisition related costs (3)	61	276
Total expenses	320,430	291,349

Operating income	73,820	63,117
Interest income	25	19
Interest expense (including amortization of deferred financing costs and debt discounts of $1,831, and $1,512, respectively)	(35,368)	(35,188)
Loss on early extinguishment of debt (4)	(214)	—
Income before income taxes and equity in earnings (losses) of an investee	38,263	27,948
Income tax expense	(616)	(518)
Equity in earnings (losses) of an investee	(97)	76
Net income	37,550	27,506
Preferred distributions	(5,166)	(8,097)
Net income available for common shareholders	$32,384	$19,409

Weighted average common shares outstanding	149,636	125,426

Net income available for common shareholders per share	$0.22	$0.15

See Notes on page 9

HOSPITALITY PROPERTIES TRUST

RECONCILIATIONS OF FUNDS FROM OPERATIONS,

NORMALIZED FUNDS FROM OPERATIONS, EBITDA AND ADJUSTED EBITDA

(amounts in thousands, except per share data)

(Unaudited)

		Three Months Ended March 31,
		2014	2013
Calculation of Funds from Operations (FFO) and Normalized FFO: (5)

Net income available for common shareholders		$32,384	$19,409
Add:	Depreciation and amortization	78,287	72,280
FFO		110,671	91,689
Add:	Deferred percentage rent (6)	874	610
	Acquisition related costs (3)	61	276
	Estimated business management incentive fees (7)	851	627
	Loss on early extinguishment of debt (4)	214	—
Normalized FFO		$112,671	$93,202

Weighted average common shares outstanding		149,636	125,426

Per common share amounts:
	FFO	$0.74	$0.73
	Normalized FFO	$0.75	$0.74

		Three Months Ended March 31,
		2014	2013
Calculation of EBITDA and Adjusted EBITDA: (8)

Net income		$37,550	$27,506
Add:	Interest expense	35,368	35,188
	Income tax expense	616	518
	Depreciation and amortization	78,287	72,280
EBITDA		151,821	135,492
Add:	Acquisition related costs (3)	61	276
	General and administrative expense paid in common shares (9)	1,981	1,099
	Loss on early extinguishment of debt (4)	214	—
	Deferred percentage rent (6)	874	610
Adjusted EBITDA		$154,951	$137,477

See Notes on page 9

(1)         At March 31, 2014, HPT owned 291 hotels; 288 of these hotels are leased by HPT to its taxable REIT subsidiaries, or TRSs, and managed by hotel operating companies and three hotels are leased to hotel operating companies. At March 31, 2014, HPT also owned 184 travel centers and leased one travel center from a third party; all 185 of these travel centers are leased or subleased by HPT to a travel center operating company under two lease agreements.  HPT’s Condensed Consolidated Statements of Income include hotel operating revenues and expenses of managed hotels and rental income from its leased hotels and travel centers.  Certain of HPT’s managed hotels had net operating results that were, in the aggregate, $28,095 and $33,007, less than the minimum returns due to it in the three months ended March 31, 2014 and 2013, respectively.  When the managers of these hotels fund the shortfalls under the terms of HPT’s operating agreements or their guarantees, HPT reflects such fundings (including security deposit applications) in its Condensed Consolidated Statements of Income as a reduction of hotel operating expenses. The reduction to hotel operating expenses was $10,876 and $14,908 in the three months ended March 31, 2014 and 2013, respectively.  HPT had shortfalls at certain of its managed hotel portfolios not funded by the managers of these hotels under the terms of its operating agreements of $17,219 and $18,099 in the three months ended March 31, 2014 and 2013, respectively, which represents the unguaranteed portions of HPT’s minimum returns from Marriott and from Sonesta.

(2)         Various percentages of total sales at certain of HPT’s hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows.  HPT owns all the FF&E reserve escrows for its hotels.  HPT reports deposits by its third party tenants into the escrow accounts as FF&E reserve income.  HPT does not report the amounts which are escrowed as FF&E reserves for its managed hotels as FF&E reserve income.

(3)         Represents costs associated with HPT’s hotel acquisition activities.

(4)         HPT recorded a $214 loss on early extinguishment of debt in the first quarter of 2014 in connection with amending the terms of its revolving credit facility and term loan.

(5)         HPT calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to HPT.  HPT’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because it includes estimated percentage rent in the period to which it estimates that it relates rather than when it is recognized as income in accordance with GAAP and excludes acquisition related costs, loss on early extinguishment of debt and estimated business management incentive fees.  HPT considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, net income available for common shareholders, operating income and cash flow from operating activities.  HPT believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of HPT’s operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by HPT’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain HPT’s status as a REIT, limitations in its revolving credit facility and term loan agreement and public debt covenants, the availability of debt and equity capital to HPT, HPT’s expectation of its future capital requirements and operating performance, and its expected needs for and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income, net income available for common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of HPT’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than HPT does.

(6)         In calculating net income in accordance with GAAP, HPT recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies have been met and the income is earned. Although HPT defers recognition of this revenue until the fourth quarter for purposes of calculating net income, HPT includes these estimated amounts in the calculation of Normalized FFO and Adjusted EBITDA for each quarter of the year. The fourth quarter Normalized FFO calculation excludes the amounts recognized during the first three quarters.

(7)         Amounts represent estimated incentive fees under HPT’s business management agreement payable in common shares after the end of each calendar year calculated: (i) prior to 2014 based upon increases in annual cash available for distribution per share, as defined, and (ii) beginning in 2014 based on common share total return.  In calculating net income in accordance with GAAP, HPT recognizes estimated business management incentive fee expense each quarter.  Although HPT recognizes this expense each quarter for purposes of calculating net income, HPT does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined. Adjustments were made to prior period amounts to conform to the current period Normalized FFO calculation.

(8)         HPT calculates EBITDA and Adjusted EBITDA as shown above.  HPT considers EBITDA and Adjusted EBITDA to be appropriate measures of its operating performance, along with net income, net income available for common shareholders, operating income and cash flow from operating activities. HPT believes that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with its past operating performance.  EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of HPT’s needs.  These measures should be considered in conjunction with net income, operating income, net income available for common shareholders and cash flow from operating activities as presented in HPT’s condensed consolidated statements of income and comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than HPT does.

(9)         Amounts represent the portion of business management and incentive fees that are payable in HPT’s common shares as well as equity based compensation for HPT’s trustees, officers and certain employees of HPT’s manager.  Adjustments were made to prior period amounts to conform to the current period Adjusted EBITDA calculation.

HOSPITALITY PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS

Real estate properties:
Land	$1,470,513	$1,470,513
Buildings, improvements and equipment	5,968,554	5,946,852
	7,439,067	7,417,365
Accumulated depreciation	(1,812,007)	(1,757,151)
	5,627,060	5,660,214

Cash and cash equivalents	33,830	22,500
Restricted cash (FF&E reserve escrow)	26,863	30,873
Due from related persons	38,503	38,064
Other assets, net	209,931	215,893
	$5,936,187	$5,967,544

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured term loan	$400,000	$400,000
Senior notes, net of discounts	2,345,151	2,295,527
Convertible senior notes	8,478	8,478
Security deposits	29,718	27,876
Accounts payable and other liabilities	94,053	130,448
Due to related persons	8,145	13,194
Dividends payable	5,166	5,166
Total liabilities	2,890,711	2,880,689

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series D preferred shares; 7 1/8% cumulative redeemable; 11,600,000 shares issued and outstanding, aggregate liquidation preference of $290,000	280,107	280,107
Common shares of beneficial interest, $.01 par value;
200,000,000 shares authorized; 149,730,332 and 149,606,024 shares issued and outstanding, respectively	1,497	1,496
Additional paid in capital	4,113,065	4,109,600
Cumulative net income	2,555,604	2,518,054
Cumulative other comprehensive income	10,534	15,952
Cumulative preferred distributions	(285,151)	(279,985)
Cumulative common distributions	(3,630,180)	(3,558,369)
Total shareholders’ equity	3,045,476	3,086,855
	$5,936,187	$5,967,544